UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2008 (November 23, 2008)
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-15875	54-1684963
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Fifth Street
Bristol, Tennessee	37620
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (423) 989-8000
N/A
Former name or former address if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-10.1: AMENDED AND RESTATED COMMITMENT LETTER
EX-99.1: JOINT PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
     On November 23, 2008, King Pharmaceuticals, Inc., a Tennessee corporation (“King”), Albert Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of King (“Purchaser”), and Alpharma Inc., a Delaware corporation (“Alpharma”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Purchaser has agreed to amend the tender offer it commenced on September 12, 2008 (the “Initial Offer” and, as amended, the “Offer”) to purchase all of the issued and outstanding shares of Class A common stock, par value $0.20 per share, of Alpharma (the “Alpharma Common Stock”), together with the associated preferred stock purchase rights (the “Rights” and, together with the Alpharma Common Stock, the “Shares”) at a price equal to $37.00 per Share net to the seller in cash, without interest and subject to any required withholding taxes (the “Offer Price”), and (ii) following the consummation of the Offer, Purchaser will merge with and into Alpharma (the “Merger”), pursuant to which each outstanding Share not purchased in the Offer will be converted into the right to receive the Offer Price, except for those Shares held by King, Purchaser or Alpharma, and other than those Shares with respect to which appraisal rights are properly exercised. After the Merger, Alpharma will become a wholly owned subsidiary of King.
     The Merger Agreement provides that Purchaser will amend the Initial Offer as promptly as reasonably practicable to reflect the terms and conditions of the Merger Agreement. Purchaser’s obligation to accept for payment and pay for the Shares tendered in the Offer is subject to various conditions set forth in the Merger Agreement, including, among other things: (1) the tender of Shares representing at least a majority of the voting power of the outstanding voting securities of Alpharma, calculated on a fully diluted basis, (2) the absence of any law, injunction, judgment or ruling restraining or prohibiting the Offer or the Merger, imposing material limitations on King or Purchaser’s acquisition or ownership of the Shares or imposing a Materially Burdensome Condition (as defined in the Merger Agreement), (3) the absence of any pending or threatened claim, action, suit, complaint, proceeding, investigation or litigation restraining or prohibiting the Offer or the Merger, imposing material limitations on King or Purchaser’s acquisition or ownership of the Shares or imposing a Materially Burdensome Condition, (4) the expiration or termination of any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), without any Materially Burdensome Condition being imposed, (5) the accuracy of the representations and warranties of Alpharma, subject to certain materiality exceptions, (6) Alpharma’s compliance in all material respects with its covenants and agreements under the Merger Agreement and (7) the absence of a material adverse effect on Alpharma having occurred since December 31, 2007.
     Subject to certain conditions and limitations, Alpharma has granted to Purchaser a “top-up option” requiring Alpharma to issue to Purchaser, following consummation of the Offer, a number of newly issued Shares that, when added to the number of Shares owned by Purchaser immediately prior to the exercise of the option, constitutes one Share more than 90% of the number of Shares outstanding after such exercise. The exercise price of the top-up option is equal to the Offer Price per Share and is payable by Purchaser, at its discretion, in cash or by promissory note.
     The closing of the Merger is subject to customary closing conditions. The parties have agreed that if, following completion of the Offer and the exercise of the top-up option (if applicable), King and Purchaser own more than 90% of the outstanding Shares, then the Merger will be completed without a meeting of Alpharma’s stockholders, pursuant to Delaware’s “short-form” merger statute.
     The Merger Agreement contains customary representations, warranties and covenants of the parties. In particular, the Merger Agreement contains restrictions on Alpharma’s ability to solicit third party proposals or provide information to, or participate in discussions or negotiations with, third parties regarding competing proposals. However, the Merger Agreement contains customary exceptions that allow Alpharma to provide information to, and participate in, discussions or negotiations with third parties with respect to competing proposals in limited circumstances.
     The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including a termination by Alpharma in order to enter into a binding agreement implementing a Superior Proposal (as defined in the Merger Agreement), Alpharma may be required to pay King a termination fee of $60 million. In addition, the Merger Agreement provides that King may be required to pay Alpharma a termination fee of $60 million in connection with the termination of the Merger Agreement under certain specified circumstances, including due to the failure to obtain approval under the HSR Act without the imposition of a Materially Burdensome Condition, or due to King’s failure to obtain the necessary financing to consummate the Offer.
     A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
     The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about King, Purchaser or Alpharma. The representations, warranties and covenants contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or the condition of King, Purchaser or Alpharma or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and such subsequent information may or may not be fully reflected in public disclosures by King, Purchaser or Alpharma.
Financing Commitment
     On November 23, 2008, in connection with the Merger Agreement, King entered into an amended and restated commitment letter (the “Commitment Letter”), pursuant to which Credit Suisse, Credit Suisse Securities (USA) LLC, Wachovia Bank, National Association, and Wachovia Capital Markets, LLC have committed to provide financing for the transactions contemplated by the Merger Agreement. The Commitment Letter provides for up to $775 million under senior secured credit facilities. The commitment is subject to various conditions, including consummation of the Offer in accordance with the Merger Agreement and other closing conditions which, in some cases, are different than those applicable to the Offer and the Merger under the Merger Agreement.
     The Commitment Letter is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 8.01. Other Events.
     On November 24, 2008, King and Alpharma issued a joint press release regarding the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.
Important Additional Information About the Tender Offer
     This report is neither an offer to purchase nor a solicitation of an offer to sell securities of Alpharma. The solicitation and offer to buy Shares will only be made pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents), which was initially filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2008 and will be amended to reflect the amended terms of the Offer pursuant to the terms of the Merger Agreement. The Offer is now scheduled to expire at 5:00 p.m. New York City time, on Friday, December 19, 2008, unless extended. If the Offer is extended, King will notify the depositary for the Offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time, on the first business day following the date the Offer was scheduled to expire.
     Investors and security holders are urged to read the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents) and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they contain important information. Investors and security holders can obtain free copies of any such documents filed with the SEC by King at www.kingpharm.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to King’s information agent, Innisfree M&A Incorporated, at (877)
687-1875.
Forward Looking Statements
     This report contains forward-looking statements, which may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, “continue”, or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against King, Alpharma and others following announcement of the Merger Agreement; (3) the inability to complete the Offer or the Merger due or to the failure to satisfy the conditions to the Offer and the Merger, including obtaining at least a majority of Alpharma’s shares in the Offer, or the expiration of the waiting period under the HSR Act; (4) the inability to complete the Offer due to King’s inability to obtain financing, (5) risks that the proposed transaction will disrupt current plans and operations and potential difficulties in employee retention as a result of the Offer or the Merger; (6) the ability to recognize the benefits of the Merger; (7) the increased leverage as a result of the transaction; (8) legislative, regulatory and economic developments; and (9) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond King’s and Alpharma’s ability to control or predict. The companies can give no assurance that the conditions to the Offer and the Merger will be satisfied or that any of the transactions related to the Offer will be completed. King does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. King is not responsible for updating the information contained in this communication beyond the published date.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 23, 2008, among King Pharmaceuticals, Inc., Albert Acquisition Corp. and Alpharma Inc.

10.1	Amended and Restated Commitment Letter, dated as of November 23, 2008, among King Pharmaceuticals, Inc., Credit Suisse, Credit Suisse Securities (USA) LLC, Wachovia Bank, National Association, and Wachovia Capital Markets, LLC.

99.1	Joint Press Release issued by King Pharmaceuticals, Inc. and Alpharma Inc., dated November 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC.
By:	/s/ Brian A. Markison
	Name:	Brian A. Markison
	Title:	Chairman, President and Chief Executive Officer

Date: November 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 23, 2008, among King Pharmaceuticals, Inc., Albert Acquisition Corp. and Alpharma Inc.

10.1	Amended and Restated Commitment Letter, dated as of November 23, 2008, among King Pharmaceuticals, Inc., Credit Suisse, Credit Suisse Securities (USA) LLC, Wachovia Bank, National Association, and Wachovia Capital Markets, LLC.

99.1	Joint Press Release issued by King Pharmaceuticals, Inc. and Alpharma Inc., dated November 24, 2008.